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                                 CODE OF ETHICS


                            OLD MUTUAL CAPITAL, INC.

                         OLD MUTUAL INVESTMENT PARTNERS

                            OLD MUTUAL FUND SERVICES

                      OLD MUTUAL SHAREHOLDER SERVICES, INC.












Dated:  April 2005

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Executive Summary

This is a summary of the restrictions and reporting/certification requirements imposed on Access Persons and Affiliated Persons by this Code. Capitalized terms are defined in Section II of the Code. Do not rely on this summary as a complete statement of the restrictions and reporting/certification requirements. Please refer to the appropriate section of the Code for more complete information.


THE FOLLOWING APPLY TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE STATED IN THE CODE:

o Do not defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security.

o Do not defraud, mislead or manipulate any Client in connection with the allocation of brokerage.

o Do not recommend any vendor or supplier without disclosing any personal investment or other interest in the vendor or supplier.

o Do not use knowledge about pending or currently considered securities transactions for Clients to profit personally, directly or indirectly, as a result of such securities.

o Do not recommend any transaction in a Security or a Limited Offering for any Client without having disclosed the Access Person's or Affiliated Person's interest, if any, in such Security or Limited Offering or the issuer thereof.

o Do not participate in a decision regarding a proposed transaction involving any Client and an entity in which the Access Person or Affiliated Person has a Significant Financial Interest, or a management or control position, without prior approval by the Chief Compliance Officer or the General Counsel.

o Do not accept any position with any unaffiliated company, partnership or other entity until approved by the Review Officer.

o Do not accept any Gift worth more than $100 from the same person or entity doing business with Old Mutual Capital in a one year period unless approved by the Review Officer.

o Do not consider any Gift when exercising fiduciary duties on behalf of a Client.

o Managed Funds must be held for a minimum of 90 calendar days before you can sell at a profit.

o Submit duplicate Trade Confirmations and Account Statements to the Compliance Department.

o Immediately report any Beneficial Ownership of more than 5% of an entity's outstanding shares to the Review Officer.

o        Submit a signed and dated Annual Certification to the Review Officer.

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o        Submit a signed and dated written acknowledgement of receipt of this
         Code of Ethics to the Review Officer as soon as practical.




THE FOLLOWING APPLY TO ALL ACCESS PERSONS UNLESS OTHERWISE STATED IN THE CODE:

o Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering.

o Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee.

o Nonresident Directors must pre-clear every Purchase of a Security that is part of an Initial Public Offering.

o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 30 days after the end of each calendar quarter.

o Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

o        Submit a signed and dated Annual Holdings Report to the Review Officer





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                                 Code of Ethics


This Code of Ethics has been adopted by Old Mutual Capital, Inc., Old Mutual Investment Partners, Old Mutual Fund Services, and Old Mutual Shareholder Services, Inc. (collectively "Old Mutual Capital") in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. Rule 204A-1 under the Advisers Act requires an adviser's code of ethics to set forth standards of conduct and to address personal trading. Rule 17j-1 under the Company Act prohibits persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent or manipulative practices in connection with the Purchase or Sale of securities held or to be acquired by those investment companies. Old Mutual Capital Affiliated Persons(1) are required to comply with applicable Federal securities laws.



I.       Statement of General Principles

Old Mutual Capital owes its Clients a fiduciary duty to act solely in their best interests. As such, Old Mutual Capital Affiliated Persons are required to conduct themselves in a manner that places the best interests of any Client before their own. While Old Mutual Capital has complete confidence in the integrity and good faith of its Affiliated Persons, Old Mutual Capital believes it is important to set forth, in writing, the general principles that should guide the daily conduct of all Old Mutual Capital Affiliated Persons. Old Mutual Capital believes these general principles to be the following:

o The interests of Old Mutual Capital's Clients are paramount. All Old Mutual Capital Affiliated Persons must conduct themselves and their operations to give maximum effect to this tenet by always placing Client interests before their own.

o The personal securities transactions of Old Mutual Capital Affiliated Persons must be accomplished in a manner that seeks to avoid conflicts with Client interests.

o Old Mutual Capital Affiliated Persons must always avoid actions or activities that allow, or appear to allow, them to profit or benefit from their position with respect to Clients, or that would otherwise bring into question their independence or judgment.

o Information concerning the identity of specific security holdings and financial circumstances of Clients is strictly confidential. Old Mutual Capital Affiliated Persons are expected to maintain such confidentiality, secure such information and disclose it only to other Affiliated Persons with a need to know that information in order to do their job. Affiliated Persons are also required to strictly follow Old Mutual Capital's Holdings Disclosure Policy.

o All Old Mutual Capital Affiliated Persons will conduct themselves honestly, with integrity and in a professional manner to preserve and protect Old Mutual Capital's reputation.

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(1) The term Affiliated Persons includes all Access Persons and Nonresident
Directors of Old Mutual Capital. Refer to Section II of this Code for definitions.

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II.      Definitions

         Access Person, unless otherwise stated, means (a) any officer or director of Old Mutual Capital (b) any Affiliated Person of Old Mutual Capital who has access to nonpublic information regarding Clients' Purchases or Sales of Securities, is involved in making Securities recommendations to Clients or who has access to such recommendations that are nonpublic or (c) any other person so designated by the Review Officer. The term does not include any officer, director or employee of Old Mutual Capital or any Old Mutual Capital subsidiary that is subject to a code of ethics that has been reviewed and approved by Old Mutual Capital, Inc.

         Affiliated Fund means any mutual fund where Old Mutual Capital or a control affiliate acts as the investment adviser or principal underwriter for the mutual fund. A list of Affiliated Funds is available from the Compliance Department.

         Affiliated Person means any officer, director or employee of Old Mutual Capital or any Old Mutual Capital subsidiary and any other person so designated by the Review Officer. The term does not include any officer, director or employee of Old Mutual Capital or any Old Mutual Capital subsidiary that is subject to a code of ethics that has been reviewed and approved by Old Mutual Capital, Inc.

         Beneficial Ownership means any direct or indirect pecuniary interest in or any direct or indirect influence or control over a security. An example of influence or control is any voting or investment discretion. In general, an Access Person will be considered the beneficial owner of any security held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control over the security. Overall, Beneficial Ownership will be determined in accordance with Section 16 of the Securities Exchange Act of 1934.

         Client means any investment company, or any of its portfolios, registered under the Company Act and any separately managed account for which Old Mutual Capital acts as investment adviser or sub-adviser.

         Exchange Traded Funds (ETFs) are portfolios of securities that trade throughout the day on an exchange. A closed-end mutual fund is not an ETF. See the Compliance Department for Old Mutual Capital's listing of ETFs, organized as open-end mutual funds, that are permissible for investment subject to receiving pre-clearance. The listing will be updated on a regular basis by the Compliance Department. Employees desiring to transact in ETFs not then currently included in the listing may approach the Compliance Department for consideration of whether the ETF may be included in the listing.

         High Quality Short-Term Debt Instruments means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization. HOLDRs are trust-issued receipts that represent Beneficial Ownership of a specified group of stocks, in a particular industry, sector or group.

         Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

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         Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

         Limited Offering Review Committee means the committee members identified in the Pre-Clearance Procedures and Conditions for Limited Offerings, which are attached to this Code as Exhibit A.

         Managed Fund means any registered investment company managed by Old Mutual Capital except for money market mutual funds or other short-term fixed income funds appropriate for short-term investing.

         Municipal Fund Security means a security, issued by a state or local government, which is similar to a registered investment company but is generally exempt from the Act.

         Nonresident Director means any director of Old Mutual Capital who (a) is not an officer, employee or shareholder of an investment adviser,
         (b) does not maintain a business address at the adviser, (c) does not, in the ordinary course of his business, receive or have access to current information regarding the Purchase or Sale of securities by the investment adviser, information regarding recommendations concerning the Purchase or Sale of securities by the investment adviser or information regarding securities being considered for Purchase or Sale by the investment adviser.

         Personal Account means any security account maintained at a broker-dealer or bank in which an Access Person has Beneficial Ownership. For example, a Personal Account would include any brokerage account maintained by an Access Person or the spouse of an Access Person at Merrill Lynch, Ameritrade or at any other discount or full service broker.

         Purchase or Sale includes, among other things, every direct or indirect acquisition or sale and the writing of an option to purchase or sell a Security.

         Review Officer means the Chief Compliance Officer, or his/her designee.

         Related Security means any Security whose value directly fluctuates as a result of a change in the value of a Security or Limited Offering.

         Security has the same meaning as that set forth in Section 2(a)(36) of the Company Act. It includes such things as stocks, options, municipal bonds and most corporate bonds. It does not include transactions and holdings in direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, High Quality Short-Term Debt Instruments, repurchase agreements, unit investment trusts (if the unit investment trust is invested exclusively in unaffiliated mutual funds), shares of money market funds, or shares of other types of mutual funds (except Affiliated Funds and Exchange Traded Funds).

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         Significant Financial Interest means 5% or more of the outstanding shares of an issuer or a management or control position with the issuer.

III.     Prohibited Activities and Required Actions

     THE FOLLOWING RESTRICTIONS APPLY TO ALL ACCESS PERSONS AND AFFILIATED
     PERSONS:

         Conflicts of Interest:

         o Do not defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security.

                           Access Persons and Affiliated Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security. Access Persons and Affiliated Persons are also prohibited from making any untrue statement of material fact to any Client and from omitting to state a material fact necessary in order to make the statement made to any Client, under the circumstances, not misleading.

        o Do not defraud, mislead or manipulate any Client in connection with the allocation of brokerage.

                           Access Persons and Affiliated Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate any Client in connection with the allocation of brokerage. Access Persons and Affiliated Persons are required to act in the best interests of Clients regarding execution and other costs paid by Clients for brokerage services. As part of this principle, Access Persons and Affiliated Persons will strictly adhere to Old Mutual Capital's policies and procedures regarding brokerage and trade allocation.

o Do not recommend any vendor or supplier without disclosing any personal investment or other interest in the vendor or supplier.

                           Access Persons and Affiliated Persons are required to disclose any personal investment or other interest in a vendor or supplier with respect to which the person negotiates or makes decisions on behalf of Old Mutual Capital. Access Persons and Affiliated Persons with such interests are prohibited from negotiating or making decisions regarding Old Mutual Capital's business with respect to those companies unless such person has disclosed such interest to either the Chief Compliance Officer ("CCO") or the General Counsel ("GC") and has obtained from either the CCO or GC prior approval to be involved in negotiations or decision-making with respect to such vendor or supplier.

o Do not use knowledge about pending or currently considered securities transactions for Clients to profit personally, directly or indirectly, as a result of such securities.

                           Access Persons and Affiliated Persons are prohibited from directly or indirectly using knowledge about pending or currently considered securities transactions for Clients to profit personally.

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o        Do not recommend any transaction in a Security or a Limited
         Offering for any Client without having disclosed the Access Person's or Affiliated Person's interest, if any, in such Security or Limited Offering or the issuer thereof, including without limitation:

                           (a) the Access Person's or Affiliated Person's direct
                               or indirect Beneficial Ownership of any Security or Limited Offering of such issuer;

                           (b) any contemplated transaction by the Access Person
                               or Affiliated Person in such Security or Limited Offering;

                           (c) any position the Access Person or Affiliated
                               Person has with such issuer or its affiliates (for example, a directorship); and

                           (d) any present or proposed business relationship
                               between such issuer or its affiliates and the Access Person or Affiliated Person or any party in which the Access Person or Affiliated Person has a significant interest.

o Do not participate in a decision regarding a proposed transaction involving any Client and an entity in which the Access Person or Affiliated Person has a Significant Financial Interest, or a management or control position, without prior approval by the Chief Compliance Officer or General Counsel.

                           Access Persons and Affiliated Persons are prohibited from participating in a decision regarding a proposed transaction involving any Client and an entity in which the Access Person or Affiliated Person has a Significant Financial Interest, or with which the Access Person or Affiliated Person has a management or control position, unless the Access Person or Affiliated Person has obtained prior approval from the Chief Compliance Officer or General Counsel.

                           The Access Person or Affiliated Person must, in all cases, disclose to the Chief Compliance Officer or General Counsel the extent of his or her financial interest in the entity, any management or control relationship the Access Person or Affiliated Person has with the entity, and any existing or contemplated transaction(s) by the Access Person or Affiliated Person in, or with, the entity, including any existing or proposed business relationship.

                           In determining whether to permit the proposed transaction involving any Client, the Chief Compliance Officer or General Counsel will consider, among other things, whether the transaction would be consistent with the best interests of any Client and whether the Access Person's or Affiliated Person's interest in, or relationship with, the entity would result in a conflict or the appearance of a conflict with the interests of any Client.

                           The Chief Compliance Officer or the General Counsel, at their discretion, may determine after they have received disclosure from the Access Person or Affiliated Person regarding his or her financial interest in, relationship with, and any contemplated transactions in or with the entity that the Access Person or Affiliated Person need not be recused from participating in the decision regarding the proposed transaction involving any Client if the Chief Compliance Officer or General Counsel determines, based on an analysis of the facts and circumstances, that the Access Person's or Affiliated Person's relationship with the entity is not significant and would not present a material conflict with the interests of any Client.

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                           The Chief Compliance Officer or General Counsel will
                           maintain records of (1) disclosure made by the Access Person or Affiliated Person relating to the Access Person's or Affiliated Person's financial interest in, relationship with, and any contemplated transactions in or with the entity and (2) the reasons supporting any decision by the Chief Compliance Officer or General Counsel to permit the Access Person or Affiliated Person to participate in the decision regarding the proposed transaction involving any Client.

         Positions with a Company, Partnership or other Entity

o Do not accept any position with any unaffiliated company, partnership or other entity until approved by the Review Officer.

                           Access Persons and Affiliated Persons shall not accept a position as a director, trustee, general partner or officer of an unaffiliated public or private company or partnership until the Review Officer approves accepting the position.

                           In general, the Review Officer will approve the acceptance of these positions if they are consistent with Client interests.



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         Gifts

o Do not accept any Gift worth more than $100 from the same person or entity doing business with Old Mutual Capital in a one year period unless approved by the Review Officer.

                           Access Persons and Affiliated Persons are prohibited from accepting any gift, favor, gratuity or other item ("Gift") with a fair market value greater than $100 from the same person or entity doing business with Old Mutual Capital in a one year period unless the Review Officer approves the Gift.

                           A Gift does not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes.



o Do not consider any Gift when exercising fiduciary duties on behalf of a Client.

                           Access Persons and Affiliated Persons are prohibited from considering any Gift offered or already received by them or their family when exercising their fiduciary duties on behalf of a Client.


     THE FOLLOWING RESTRICTIONS APPLY TO ALL ACCESS PERSONS UNLESS OTHERWISE
     STATED:

     Personal Transactions in a Security:

o Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering.

                           Access Persons, who are not Nonresident Directors, are prohibited from directly or indirectly acquiring Beneficial Ownership in a Security as part of an Initial Public Offering. This restriction does not apply to indirect acquisitions of Beneficial Ownership in a Security as part of an Initial Public Offering that occurs as a result of an Access Person's investment in a registered investment company.

o        Do not acquire Beneficial Ownership of HOLDRs

                           Access Persons, who are not Nonresident Directors, are prohibited from directly or indirectly acquiring Beneficial Ownership in HOLDRs. This restriction does not apply to indirect acquisitions of Beneficial Ownership in HOLDRs that occurs as a result of an Access Person's investment in a registered investment company.



o Do not profit from the Purchase and Sale or Sale and Purchase of the same Security within a 60 calendar day period.

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                           Access Persons, who are not Nonresident Directors,
                           are prohibited from profiting from the Purchase and Sale or Sale and Purchase of the same Security within a 60 calendar day period.

                           This restriction does not apply to transactions: deemed by the Review Officer to be nondiscretionary on the part of the Access Person, transactions in Affiliated Funds, in Municipal Fund Securities and in permissible ETFs. It does not restrict the closing of positions at a loss.

                           As requested by an Access Person the Review Officer may, in his discretion, grant other exceptions to this restriction on a case-by-case basis.


     THE FOLLOWING REQUIREMENT APPLIES TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE STATED:

         Personal Transactions in Managed Funds

o Maintain holdings in Managed Funds for a minimum of 90 calendar days before selling at a profit.

                           Access Persons and Affiliated Persons are required to maintain holdings in Managed Funds for a minimum of 90 calendar days before they are permitted to sell at a profit.

                           This holding period requirement does not apply to investments in money market funds or other fixed income funds appropriate for short-term investment nor does it apply to certain types of "systematic" purchases such as automatic investment plans, purchases done by regular payroll deduction, automatic reinvestment of dividends, periodic rebalancing, or other similar transactions.

                           As requested by an Access Person or Affiliated Person, the Chief Compliance Officer or the General Counsel may, in his discretion, grant exceptions to this holding period requirement on a case-by-case basis. Any exception granted must be reported to the Board of Directors.




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     THE FOLLOWING RESTRICTIONS APPLY TO ALL ACCESS PERSONS UNLESS OTHERWISE
     STATED:

         Personal Transactions in a Security

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

                           Access Persons, who are not Nonresident Directors, must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer. There are seven exceptions to this restriction. See
                           Section IV of the Code for more information, including the seven exceptions to this requirement.

         Personal Transactions in a Limited Offering

o Pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee.

                           Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee. See Section IV of the Code for more information.

         Personal Transactions in an Initial Public Offering

o Nonresident Directors must pre-clear every Purchase of Beneficial Ownership in an Initial Public Offering with the Review Officer.

                           Nonresident Directors must pre-clear every Purchase of Beneficial Ownership in an Initial Public Offering with the Review Officer. All other Access Persons are prohibited from directly or indirectly acquiring Beneficial Ownership in a Security as part of an Initial Public Offering.


IV.      Procedures for Pre-Clearing Personal Transactions

     THE FOLLOWING PROCEDURES APPLY TO ALL ACCESS PERSONS EXCEPT NONRESIDENT
     DIRECTORS:

         Purchase or Sale of Beneficial Ownership in a Security

o As stated in Section III of this Code, Access Persons, who are not Nonresident Directors, must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

o This means that Access Persons, who are not Nonresident Directors, must obtain prior written approval from the Review Officer before effecting any Purchase or Sale of a Security.



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o         Exceptions:  This pre-clearance/approval process does not apply to the following:

                  (a) Purchase or Sale that is non-volitional on the part of the
                      Access Person including: (i) a Purchase or Sale upon the exercise of puts or calls written by the Access Person,
                      (ii) Sales from a margin account, pursuant to a bona fide margin call, and (iii) a Purchase or Sale performed by an independent financial professional acting with sole discretion and performed pursuant to an arrangement previously approved by the Review Officer;

                  (b) Purchase that is part of an automatic dividend
                      reinvestment plan or other similar program;

                  (c) Purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Security, to the extent such rights were acquired from the issuer and sales of such rights so acquired;

                  (d) Purchase of a Security through a gift or bequest;

                  (e) Sale effected pursuant to a tender offer of an issuer's
                      Security provided the Sale is for 500 shares or less of the issuers stock and the principal value of the transaction is $25,000 or less;

                  (f) Purchase or Sale of Affiliated Funds; and

                  (g) Purchase or Sale of Municipal Fund Securities and
                      municipal bonds.

o Pre-Clearance requests for the Purchase or Sale of a Security must be submitted on a Pre-Authorization Personal Securities Transaction form. Such form may be submitted electronically.

o The Review Officer will notify Access Persons whether their pre-clearance request is approved or denied.

o             Pre-Clearance approval by the Review Officer is valid for only two
              (2) business days. Any Purchase or Sale of a Security not completed within this period must be pre-cleared again before effected.

o The Review Officer may approve the Purchase or Sale of a Security which appears upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Client and, with respect to a Client that is a registered investment company, is in accordance with Rule 17j-1 under the Act.

                  Note: These transactions would normally include the Purchase or Sale of a Security that is not on the Old Mutual Capital trading blotter at the time the approval is given.

         Purchase or Sale of Beneficial Ownership in a Limited Offering

o As stated in Section III of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited Offering with the Limited Offering Review Committee.

o This means that Access Persons must obtain prior written approval from the Limited Offering Review Committee before effecting any Purchase or Sale of Beneficial Ownership in a Limited Offering.

o This pre-clearance/approval process is governed by the Pre-Clearance Procedures and Conditions for Limited Offerings, which are attached to this Code as Exhibit A.

                  Note: These Pre-Clearance Procedures and Conditions also impose additional restrictions on Access Persons after a Limited Offering has been acquired.

o Access Persons must submit a Certificate of Representation with their pre-clearance request.


V.       Reporting and Certification Requirements

     THE FOLLOWING REQUIREMENTS APPLY TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE STATED:


o Submit duplicate Trade Confirmations and Account Statements to the Compliance Department.

                  Access Persons, who are not Nonresident Directors, and Affiliated Persons must direct each broker, dealer and bank that places a Purchase or Sale of a Security to send a duplicate copy of the trade confirmation to the Compliance Department.

                  Access Persons, who are not Nonresident Directors, and Affiliated Persons must also direct each broker, dealer and bank at which a Security is held in an account for their direct or indirect benefit to send a duplicate account statement to the Compliance Department.

                  Access Persons, who are not Nonresident Directors, and Affiliated Persons must direct each broker, dealer and bank that places a Purchase or Sale of a Managed Fund or Affiliated Fund on behalf of the Access Person or Affiliated Person to send a duplicate copy of the trade confirmation to the Compliance Department. This requirement does not apply to Purchases and Sales of Managed Funds that are transacted directly through the Managed Fund.

                  Access Persons, who are not Nonresident Directors, and Affiliated Persons also must direct each broker, dealer and bank at which a Managed Fund is held in an account for the direct or indirect benefit of the Access Person or Affiliated Person to send a duplicate account statement to the Compliance Department. This requirement does not apply to accounts in which Managed Funds are held directly with the Managed Funds.

                  A sample letter instructing the broker, dealer or bank to send duplicate trade confirmations and account statements may be obtained from the Compliance Department.

                  Access Persons and Affiliated Persons may comply with the duplicate trade confirmation/account statement requirement by directly providing the Compliance Department with a copy of every such trade confirmation and account statement. Where it has been determined that the receipt of duplicate account statements is satisfactory, the Compliance Department may at its discretion accept such duplicate account statements in lieu of requiring both duplicate trade confirmations and account statements.

o Immediately report any Beneficial Ownership of more than 5% of an entity's outstanding shares to the Review Officer.

                  Access Persons and Affiliated Persons whose Beneficial Ownership in an entity becomes more than 5% of that entity's outstanding shares (whether publicly-traded or not) immediately report the following to the Review Officer: (a) the name of the entity; (b) the total number of shares in which the Access Person or Affiliated Person has direct Beneficial Ownership and (c) the total number of shares in which the Access Person or Affiliated Person has indirect Beneficial Ownership.

o        Submit a signed and dated Annual Certification to the Review Officer.

                  Access Persons and Affiliated Persons must submit a signed and dated Annual Certification to the Review Officer.

                  The Annual Certification is included as part of the Annual Holdings Report.

                  In the Annual Certification, Access Persons and Affiliated Persons must certify that they:

                   (a)   have read and understand this Code;

                   (b)   are subject to this Code;

                   (c)   will comply with this Code during the upcoming year;

                   (d) have complied with all the Code reporting requirements to which they were subject during the past year; and

                   (e) have complied with the requirement to hold Managed Funds for a 90 calendar day period before selling at a profit and have not violated any terms regarding purchases of shares of Managed Funds as contained in each Managed Fund's prospectus.

     THE FOLLOWING REQUIREMENTS APPLY TO ALL ACCESS PERSONS AND AFFILIATED PERSONS UNLESS OTHERWISE STATED:

o Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 30 days after the end of each calendar quarter.

                  Access Persons must submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 30 days after the end of each calendar quarter.

                  The Quarterly Transaction Report must contain the following information:

                   (a) for every Purchase or Sale of Beneficial Ownership in a Security, Limited Offering, Managed Fund or Affiliated Fund placed during the quarter:

                      (i) the date of the Purchase or Sale, the title, interest rate and maturity date (if applicable), number of shares and principal amount;

                      (ii) the nature of the Purchase or Sale (i.e., purchase, sale or other type of acquisition or disposition);

                      (iii) the price at which the Purchase or Sale was placed;

                      (iv) the name of the broker, dealer or bank with or through which the Purchase or Sale was placed, including the account name and number of the Personal Account; and

                      (v)          the date the Report is submitted to the
                                   Review Officer.

                   (b) For every Personal Account opened during the quarter:

                      (i) the name of the broker, dealer or bank with whom the Personal Account was opened;

                      (ii)         the account name and number of the Personal
                                   Account;

                      (iii)        the date the Personal Account was opened; and

                      (iv)         the date the Report is submitted to the
                                   Review Officer.

                         Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer provided that Old Mutual Capital has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

                                    If there is no activity to report, the
                                    reporting person must check the boxes to that effect on the Quarterly Transaction Report.

                                    The Quarterly Transaction Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security, Limited Offering, Managed Fund or Affiliated Fund listed in the report.

o Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

                  Access Persons must submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person under this Code.

                  The Initial Holding Report must contain the following information, current as of a date no more than 45 days prior to the individual becoming an Access Person:

                   (a) the title, number of shares and principal amount of every Security, Limited Offering, Managed Fund or Affiliated Fund in which the Access Person has Beneficial Ownership;

                   (b) the account name and number of every Personal Account and the name of the broker, dealer or bank where the Personal Account is maintained; and

                   (c)     the date the Report is submitted to the Review
                           Officer.

                           Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                                    If there is no activity to report, the
                                    reporting person should check the boxes to that effect on the Initial Holdings Report.

                                    The reporting of Personal Accounts includes accounts held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control.

                                    The Initial Holdings Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security, Limited Offering, Managed Fund or Affiliated Fund listed in the report.

                                    The Initial Holdings Report includes a
                                    certification, that the Access Person has received a copy of the Code and agrees to comply with the Code, as required by Rule 204A-1 under the Advisers Act.



o        Submit a signed and dated Annual Holdings Report to the Review Officer.

                  Access Persons must submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

                  The Annual Holdings Report must contain the following information, as of a date no more than 45 days before the report is submitted:

                   (a) the title, number of shares and principal amount of every Security, Limited Offering, Managed Fund or Affiliated Fund in which the Access Person has Beneficial Ownership;

                   (b) the account name and number of every Personal Account and the name of any broker, dealer or bank where every Personal Account is maintained; and

                   (c)   the date the Report is submitted to the Review Officer.

                         Notes: In providing this information, Access Persons may cross reference any trade confirmations and account statements submitted to the Review Officer.

                                    If there is no activity to report, the
                                    reporting person should check the boxes to that effect on the Annual Holdings Report.

                                    The reporting of Personal Accounts includes accounts held in the name of (i) a spouse or domestic partner, (ii) a minor child, (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control.



o Submit a signed and dated written acknowledgement of receipt of this Code of Ethics to the Review Officer as soon as practical.

                  Access Persons and Affiliated Persons must submit a written acknowledgement confirming that he or she received a copy of this Code of Ethics at the time of becoming an Access Person or Affiliated Person and each time the Code is amended. An Access Person's Initial Holdings Report includes such an acknowledgement. Acknowledgements of amendments to the Code of Ethics may be made electronically.

o        Exceptions:  These reporting requirements do not apply to the following:


                  (a) Transactions effected pursuant to an automatic investment plan; and

                  (b) Securities, Limited Offerings, Managed Funds, and
                      Affiliated Funds held in accounts over which the Access Person does not have Beneficial Ownership.
VI.      Review and Enforcement Procedures

o The Review Officer maintains a list of all Access Persons and Affiliated Persons subject to the reporting requirements of
              Section V and notifies all Access Persons and Affiliated Persons of their specific reporting requirements.

o The Review Officer reviews every trade confirmation, account statement and report submitted by Access Persons and Affiliated Persons pursuant to Section V.

o Any violations of this Code must be reported promptly to the Review Officer.

o If the Review Officer determines that an Access Person or Affiliated Person may have violated this Code, he may request the Access Person or Affiliated Person to submit additional information. The Review Officer's determination and all additional information provided by the Access Person or Affiliated Person are then submitted to the Chief Compliance Officer, if that individual is other than the Review Officer. If the Chief Compliance Officer determines that a Code violation has occurred, the Chief Compliance Officer will report his findings to a senior officer of Old Mutual Capital for further review. The senior officer and the CCO will jointly determine if a sanction is appropriate.

o An individual other than the Review Officer reviews every trade confirmation, account statement and report submitted by the Review Officer pursuant to Section V.

o Access Persons and Affiliated Persons who violate this Code may be subject to sanctions, including one or more of the following:

                   (a) a letter of censure

                   (b) suspension or termination of employment

                   (c) a fine

                   (d) restrictions on future personal transactions in a
                       Security or Limited Offering

                   (e) reversal of the Purchase or Sale

                   (f) referral to regulatory or law enforcement agencies

                   (g) disgorgement of profits

o The following factors may be considered in determining the appropriateness of any sanction:

                   (a) harm to any Client

                   (b) frequency of occurrence

                   (c) degree of conflict with Client interests

                   (d) evidence of willful or reckless disregard of the Code
                       requirements

                   (e) honest and timely cooperation from the Access Person or
                       Affiliated Person


VII.     Records Maintained by Old Mutual Capital

         In accordance with Rule 17j-1(f), Old Mutual Capital maintains the following records in an easily accessible place and makes them available for examination by the Securities and Exchange Commission:

o A copy of every Old Mutual Capital Code of Ethics in effect during the past five years.

o A copy of every decision regarding a proposed transaction involving any Client and an entity in which an Access Person or an Affiliated Person has a Significant Financial Interest, or a management or control position during the past five years.

o A record of every Old Mutual Capital Code of Ethics violation that occurred during the last five years and a record of any action taken as a result of that violation.

o A copy of every trade confirmation, account statement and report submitted by Access Persons and Affiliated Persons under Section V during the past five years.

o A record of every person who is, or within the last five years has been, an Access Person or Affiliated Person under this Code.

o A record of every person who is, or within the last five years has been a Review Officer and his/her designee.

o A record of every person who is, or within the last five years has been, a member of the Limited Offering Review Committee.

o A copy of every written report Old Mutual Capital has furnished as investment adviser or sub-adviser in accordance with Rule 17j-1(c)(2)(ii) to the board of directors of an investment company registered under the Company Act during the last five years.

o A record of any decision by the Limited Offering Review Committee, and the reasons supporting the decision, to approve the Purchases or Sales of a Limited Offering by an Access Person or Affiliated Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.

o A record of all reports required under this Code. These records will be kept for five years.


VIII.    Miscellaneous

o Old Mutual Capital will use its best efforts to ensure that all information provided by an Access Person or Affiliated Person pursuant to this Code will be treated as personal and confidential. However, every Access Person and Affiliated Person should know that all such information will be available for inspection by appropriate regulatory agencies and other parties within and outside of Old Mutual Capital as are necessary to evaluate compliance with or sanctions under this Code.

o Upon request and on an annual basis to the Boards of Directors of all Managed Funds, the Review Officer will prepare a report discussing the operation of this Code and whether any changes or modifications to the Code are necessary.

o Upon request and on an annual basis to the Boards of Directors of all Managed Funds, the Review Officer will certify that Old Mutual Capital has adopted procedures reasonably necessary to prevent its Access Persons and Affiliated Persons from violating this Code.

                                    Exhibit A

                                  PRE-CLEARANCE
                            PROCEDURES AND CONDITIONS
                              FOR LIMITED OFFERINGS

These Procedures and Conditions govern the Purchase or Sale of Beneficial Ownership in a Limited Offering by Access Persons as set forth in Section III of the Code of Ethics. Capitalized terms not defined in these Procedures and Conditions have the same definition as they do in the Code of Ethics.

1. Pre-Clearance Required. As required by the Code of Ethics, every Access Person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any Beneficial Ownership in a Limited Offering.

2.            Limited Offering Review Committee.

         a. The Limited Offering Pre-Clearance Review Committee (the "Review Committee") consists of the Review Officer and one of the following officers of Old Mutual Capital, Inc.: the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President - Affiliate Relations or a Portfolio Manager managing client portfolios that may invest in limited offerings.

         b. If a member of the Review Committee is the Access Person seeking pre-clearance approval, that member will recuse him/herself from the Review Committee and will only be considered an Access Person for purposes of the pre-clearance approval process.

3.            Pre-Clearance Approval Process.

         The Review Committee reviews each pre-clearance approval request on a case-by-case basis.

         Before pre-clearance approval may be granted, among other things,

           (i) the Access Person and the Review Committee must determine that the Limited Offering is not appropriate for any Client;

          (ii) the Access Person must demonstrate he/she would be a passive investor and would own less than 5% of the entity after acquiring the Limited Offering;

         (iii) the Review Committee must determine that no Client owns a Related Security; and

          (iv) if the Limited Offering is an investment limited partnership, whether statements of transactions and holdings will be delivered to the Compliance Department on a periodic basis or a certification will be supplied by the investment limited partnership certifying that it will not invest in Managed Funds.

4.   Conflict of Interest Potential.

       a. In General. Old Mutual Capital recognizes that the acquisition of Beneficial Ownership in a Limited Offering by an Access Person may create a conflict of interest. Therefore, in determining whether to approve a request, the Review Committee considers, among other things, the likelihood that a conflict of interest may arise, whether Client interests may be protected and whether that conflict may cause Old Mutual Capital to violate its fiduciary duties to a Client.

        b. Brokerage Allocation. Old Mutual Capital recognizes that the source of the opportunity to acquire a Limited Offering may present a potential conflict of interest. Old Mutual Capital believes that inappropriate quid pro quo arrangements are unlikely to arise because its brokerage allocation is the exclusive province of Old Mutual Capital's trading department. Nonetheless, before granting pre-clearance approval to an Access Person, the Review Committee must determine that there is no reasonable expectation that a material conflict of interest will develop if the opportunity for the Access Person to acquire a Limited Offering came from a broker with whom Old Mutual Capital does business. The Chief Executive Officer or his designee will periodically monitor Old Mutual Capital's brokerage allocation to assure that (i) no material conflict actually exists and (ii) that no appearance of impropriety exists in connection with Old Mutual Capital's brokerage allocation and past sources of Limited Offering investment opportunities. In addition, Old Mutual Capital's traders are prohibited from directly or indirectly acquiring Beneficial Ownership in a Limited Offering sourced from or through a broker with whom Old Mutual Capital does business or with whom Old Mutual Capital has a reasonable likelihood of doing business in the future.

5. Limited Offering Memorandum. The Access Person must supply the Review Committee with a copy of the Offering Memorandum for the Limited Offering at the time the Access Person submits his/her pre-clearance approval request.

6. Certificate of Representation. The Access Person must execute a certificate of representation which certifies: (a) his/her obligations under the Code of Ethics; (b) the restrictions imposed upon him/her in connection with an acquisition of Beneficial Ownership in a Limited Offering and (c) the accuracy of any statements or representations made by him/her in connection with the pre-clearance approval process.

7.   Restrictions After Acquiring a Limited Offering.

         a. The Access Person may not be a selling shareholder in the Initial Public Offering or any subsequent underwritten offering by the entity.

         b. The Access Person must hold the Limited Offering for the longer of (i) the holding period, which would be applicable pursuant to Rule 144 or (ii) 12 months. However, if no Client participates in the Initial Public Offering of the entity and the entity is not in the Security Universe, the Access Person may petition the Review Committee for relief from this mandatory holding period.

8. Restricted Entities. The Review Committee will establish a list of entities in which Access Persons have acquired a Limited Offering. This list will periodically be compared to Old Mutual Capital's trading records.